Press Release #201444	FOR IMMEDIATE RELEASE	November 18, 2014

Enertopia Provides Media Update on Green Canvas Joint Venture

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is very pleased to announce that Enertopia and The Green Canvas Ltd have jointly posted a four part video series on their respective websites. Green Canvas is currently in the process of applying to become a Licensed Producer pursuant to Canada's new Marihuana for Medical Purposes Regulation ("MMPR").

The 4 videos are about 5 min each and showcase why the use of Medical Cannabis is so important to so many people today. “No matter what city or town I have visited over the past year since entering the Medical Marijuana sector across Canada, the one recurring theme is the gratefulness from patients that Medical Cannabis has allowed many patients to regain some or most of their lives back from prescribed pain killers”, stated President CEO Robert McAllister

In a recent Globe and Mail article from October 3, 2014 it was reported that over 2,500 Canadian’s die each year from prescribed pain killers. Somewhere in Canada this year, a car accident claimed the life of someone who was taking eight different kinds of potent painkillers. We don’t know the person’s name, age, gender or even where the crash took place – just that he or she is one of the nearly 2,500 such death reports sent to Health Canada’s “adverse drug reaction” database.

Some who died took their own lives, while others had used the pills to get high. But many were people who had received a prescription from their doctor: a 49-year-old man with heart problems, a 51-year-old woman who overdosed, perhaps forgetting that her dosage had gone up, a 69-year-old man simply in “pain.” The entries are voluntary and imprecise (some deaths appear more than once), but the database is the closest the federal government comes to tracking the body count in the nation’s pitched battle with painkillers.

“For over ten years myself and The Green Canvas team have been working hard at trying to stop this madness with our ability to provide Medical Cannabis for patients in dire need of mental and physical pain relief”, stated Tim Selinski founder and President of The Green Canvas.

Robert McAllister, Enertopia Corporation., President & CEO said, “We are all witnessing today the emergence of the next great health and wellness industry of our times where the patient finally comes first.”

The youtube channel for the videos can be found at: http://www.youtube.com/user/EnertopiaCorp.

Further information on the Green Canvas can be found at www.thegreencanvas.ca/

The Company also announces the granting of 100,000 stock options at 10 cents per share for five years to a consultant to the Company.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call
Clark Kent, Media Inquiries: (647) 519-2646

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning the appointment of The Green Canvas Ltd. and anticipated expertise of The Green Canvas or the MMPR application being granted by Health Canada having any positive impact on the Company, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release